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                                                                    EXHIBIT 21.1

                                  VERITY, INC.
                                  SUBSIDIARIES

Verity Benelux, The Netherlands

Verity United Kingdom

Verity France

Verity Deutschland GmbH, Germany

Verity Nordic AB, Sweden

Verity Canada

Verity Australia

Verity South Africa

Verity Singapore